EXHIBIT 99.7
VOTING AND DISPOSITION AGREEMENT

                        VOTING AND DISPOSITION AGREEMENT
                        --------------------------------


THIS VOTING AND DISPOSITION AGREEMENT (the "AGREEMENT") is made this 2nd day of March, 2000 by and among Garrison Investments Inc. (the "XL SUB"), XL Capital Ltd ("XL"), Risk Capital Holdings, Inc. ("RCH") and Risk Capital Reinsurance Company, a wholly owned subsidiary of RCH (the "RCH SUB") (all capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the stock repurchase agreement, by and among RCH, the RCH Sub, XL and the XL Sub, dated as of the 17th day of January, 2000 (the "REPURCHASE Agreement")).

                                    RECITALS
                                    --------

A. The XL Sub is selling and RCH is repurchasing (the "REPURCHASE") from the XL Sub 4,755,000 shares (as adjusted for any stock split, reverse stock split, stock dividend, recapitalization, reclassification, reorganization or similar transactions) of the common stock, $0.01 par value, of RCH pursuant to the Repurchase Agreement.


B. Pursuant to the Repurchase Agreement, RCH transferred and assigned all right, title and interest in and to the ALRE Shares and the ALRE Warrants to the XL Sub as part of the consideration for the Repurchase.

C. Pursuant to the Repurchase Agreement, the parties have agreed to enter into this Agreement, pursuant to which RCH will hold, for the sole and exclusive benefit of XL and the XL Sub, 379,048 of the ALRE Shares, the ALRE Warrants, common shares of ALRE issued upon the exercise of ALRE Warrants, cash realized upon the sale of any of the foregoing and any dividends or other distributions (whether cash, stock or otherwise) with respect thereto (the "HELD INTERESTS"), and will vote all common shares of ALRE included in the Held Interests as directed by XL or the XL Sub subject to the limitations set forth in Section 2(e) of the Repurchase Agreement.

D. It is the intent of the parties hereto that, beginning on the date hereof, all rights and interests in and to the Held Interests inure to the sole and exclusive benefit of XL and the XL Sub, other than certain voting rights to the extent specified herein.


NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ITEM 1. Voting of ALRE Shares. SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 2(E) OF THE REPURCHASE AGREEMENT ARISING FROM CERTAIN REGULATORY MATTERS AND FROM CERTAIN LIMITATIONS CONTAINED IN THE CHARTER AND BYE-LAWS OF ALRE, RCH SHALL CAUSE THE COMMON SHARES OF ALRE HELD OR TO BE HELD PURSUANT TO THIS AGREEMENT TO BE VOTED ON ALL MATTERS WITH RESPECT TO WHICH THE VOTE OF THE HOLDERS OF COMMON SHARES OF ALRE IS REQUIRED,



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SOLICITED OR PERMITTED IN ACCORDANCE WITH THE WRITTEN INSTRUCTIONS OF XL OR THE
XL SUB. UPON RECEIPT BY RCH AS THE RECORD HOLDER OF THE ALRE SHARES OF NOTICE IN RESPECT OF ANY MATTER AS TO WHICH A VOTE OF THE HOLDERS OF COMMON SHARES OF ALRE IS REQUIRED, SOLICITED OR PERMITTED, RCH SHALL PROVIDE XL OR THE XL SUB PROMPT WRITTEN NOTICE OF SUCH MATTER. IF NO WRITTEN INSTRUCTIONS ARE TIMELY RECEIVED BY RCH FROM XL OR THE XL SUB, THEN RCH SHALL NOT VOTE ANY OF THE COMMON SHARES OF ALRE HELD HEREUNDER.

ITEM 2. Disposition of Held Interests. (A) SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 2(E) OF THE REPURCHASE AGREEMENT ARISING FROM CERTAIN REGULATORY MATTERS AND FROM THE CHARTER AND BYE-LAWS OF ALRE, RCH SHALL SELL, TRANSFER, ASSIGN OR TAKE SUCH OTHER ACTIONS AS MAY BE REQUESTED IN WRITING BY XL OR THE XL SUB WITH RESPECT TO THE HELD INTERESTS. RCH SHALL TAKE ANY SUCH REQUESTED ACTION AS PROMPTLY AS REASONABLY PRACTICABLE AND IN THE MANNER SPECIFIED IN WRITING BY XL OR THE XL SUB (INCLUDING, BUT NOT LIMITED TO, THE SELECTION OF THE BROKER EFFECTING ANY SALE OF COMMON SHARES OF ALRE). ALL PROCEEDS FROM THE SALE OF ANY OF THE HELD INTERESTS AND ALL DIVIDENDS AND OTHER DISTRIBUTIONS OF ANY NATURE (OTHER THAN STOCK DIVIDENDS, WHICH SHALL REMAIN SUBJECT HERETO AS PROVIDED HEREIN) SHALL BE PAID OR DELIVERED TO THE XL SUB (OR TO SUCH OTHER PERSON AS XL OR THE XL SUB SHALL DIRECT IN WRITING). RCH SHALL PAY ANY CASH DIVIDENDS, ANY CASH PROCEEDS AND ANY OTHER CASH DISTRIBUTIONS ARISING WITH RESPECT TO THE HELD INTERESTS TO XL OR THE XL SUB BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO A BANK ACCOUNT DESIGNATED BY XL OR THE XL SUB IN WRITING TO RCH, SUCH PAYMENT TO BE MADE WITHIN ONE BUSINESS DAY OF RECEIPT BY RCH OF SUCH DESIGNATION FROM XL OR THE XL SUB. RCH SHALL DELIVER ANY OTHER PROCEEDS, DIVIDENDS OR DISTRIBUTIONS OF ANY NATURE ARISING IN CONNECTION WITH THE HELD INTERESTS (OTHER THAN STOCK DIVIDENDS, WHICH SHALL REMAIN SUBJECT HERETO AS PROVIDED HEREIN) TO XL OR THE XL SUB IN THE MANNER SPECIFIED IN WRITING BY XL OR THE XL SUB TO RCH, SUCH DELIVERY TO BE MADE AS PROMPTLY AS REASONABLY PRACTICABLE, AND IN ANY EVENT WITHIN THREE BUSINESS DAYS OF RECEIPT BY RCH OF SUCH WRITTEN NOTICE.

            (b) If XL or the XL Sub requests the sale, transfer or assignment of any common shares of ALRE held by RCH hereunder, concurrently with the transfer of such shares, RCH shall deliver to XL or the XL Sub (or to such other person as the XL Sub shall direct) certificates representing the Held Interests being transferred duly endorsed in blank or accompanied by stock powers duly endorsed in blank having attached thereto all necessary stock transfer and documentary stamps at RCH's expense. If XL or the XL Sub requests the sale, transfer or assignment of any ALRE Warrants held by RCH hereunder, concurrently with the transfer of such ALRE Warrants, RCH shall deliver to XL or the XL Sub (or to such other person as XL or the XL Sub shall direct) such documents as are required or advisable in connection with such sale, transfer or assignment and shall take such actions as are required or advisable in connection with such sale, transfer or assignment pursuant to the agreement under which the ALRE Warrants were issued. If XL or the XL Sub requests the sale, transfer or assignment of any other non-cash Held Interests, concurrently with the transfer of such Held Interest, RCH shall deliver to XL or the XL Sub (or to such other person as XL or the XL Sub shall direct) such documents as are required or advisable in connection with such sale, transfer or assignment.

ITEM 3. Adjustments to Shares. IN THE EVENT OF ANY STOCK SPLIT, STOCK DIVIDEND, RECAPITALIZATION, REORGANIZATION, MERGER, CONSOLIDATION OR SIMILAR TRANSACTION OF ALRE, SUCH NEW OR ADDITIONAL SHARES ISSUED OR ISSUABLE WITH RESPECT TO THE HELD INTERESTS SHALL BE



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HELD HEREUNDER AND IN ACCORDANCE WITH THE TERMS HEREOF.

ITEM 4. Public Announcement. WITHOUT THE PRIOR WRITTEN CONSENT OF XL OR THE XL SUB, NEITHER RCH NOR ANY AFFILIATE OF RCH WILL ISSUE ANY PRESS RELEASE OR MAKE ANY PUBLIC STATEMENT RELATING TO ANY ACTIONS TAKEN HEREUNDER, EXCEPT AS REQUIRED BY APPLICABLE LAW.

ITEM 5. Reasonable Best Efforts. THE PARTIES TO THIS AGREEMENT SHALL EACH USE THEIR REASONABLE BEST EFFORTS TO TAKE, OR CAUSE TO BE TAKEN, ALL APPROPRIATE ACTION, AND DO, OR CAUSE TO BE DONE, ALL THINGS NECESSARY, PROPER OR ADVISABLE UNDER APPLICABLE LAW OR OTHERWISE TO TAKE ANY ACTION REQUIRED TO BE TAKEN HEREUNDER OR NECESSARY TO FULFILL THE INTENT OF THE PARTIES HERETO AS EXPRESSED IN THE RECITALS.

ITEM 6. Assignment. THIS AGREEMENT AND THE RIGHTS HEREUNDER SHALL NOT BE ASSIGNABLE OR TRANSFERABLE BY ANY PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTIES HERETO AND ANY PURPORTED ASSIGNMENT OR TRANSFER IN BREACH HEREOF SHALL BE VOID AND OF NO EFFECT; PROVIDED, HOWEVER, THAT THE XL SUB AND XL MAY ASSIGN THEIR RIGHTS UNDER THIS AGREEMENT TO ANY WHOLLY OWNED SUBSIDIARY OF XL, AND THE XL SUB MAY ASSIGN ITS RIGHTS TO XL, IT BEING UNDERSTOOD THAT ANY SUCH ASSIGNMENT SHALL NOT RELIEVE THE XL SUB OR XL OF THEIR OBLIGATIONS HEREUNDER. SUBJECT TO THE PRECEDING SENTENCE, THIS AGREEMENT WILL BE BINDING UPON, INURE TO THE BENEFIT OF AND BE ENFORCEABLE BY THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

ITEM 7. Termination. THIS AGREEMENT MAY BE TERMINATED

            (i) at any time by mutual written consent;
            (ii) at any time by XL (on behalf of itself and the XL Sub); and
            (iii) at such time as RCH, in accordance with the terms of this Agreement, no longer holds any of the Held Interests.

ITEM 8. Covenant Regarding ALRE Shares and ALRE Warrants.

(a) RCH agrees (i) it will not permit any of the Held Interests to become subject to any liens, claims, options, security interests or encumbrances of any kind or nature (collectively, "ADVERSE INTERESTS"), (ii) it will not take, and it will not permit any affiliate to take, any action that could impair the title of RCH, XL and the XL Sub thereto, (iii) it will not permit any Held Interests to be sold, transferred or assigned without the prior written consent of XL or the XL Sub and (iv) it will not take, and it will not permit any affiliate to take, any action inconsistent with the intent of the parties hereto as expressed in the Recitals. Upon any transfer effected pursuant to Section 2, the XL or XL Sub (or such other transferee designated by XL or the XL Sub) shall receive good and marketable title thereto, free and clear of any and all Adverse Interests (subject to the provisions of ALRE Bye-Law 52 (Limitation on voting rights of Controlled Shares (as such term is defined in the ALRE Bye-Laws)).

(b) This Section 8 is intended to be for the benefit of, and shall be enforceable by, XL and the XL Sub and its permitted successors and assigns. If RCH shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, then proper provisions shall be made so that the successors and assigns of RCH shall assume all of the obligations set forth in this Agreement.



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ITEM 9. Fees and Expenses. EXCEPT AS OTHERWISE SPECIFIED HEREIN, ALL FEES AND
EXPENSES INCURRED IN CONNECTION WITH THIS AGREEMENT SHALL BE PAID BY THE PARTY INCURRING SUCH COSTS OR EXPENSES; PROVIDED, HOWEVER, THAT XL AND THE XL SUB SHALL BE RESPONSIBLE FOR ALL REASONABLE COSTS AND EXPENSES INCURRED WITH THE CONSENT OF XL OR THE XL SUB THAT ARE ASSOCIATED WITH TAKING ACTIONS TAKEN BY RCH AT XL OR THE XL SUB'S REQUEST UNDER SECTIONS 1 AND 2 OF THIS AGREEMENT EXCEPT AS OTHERWISE SPECIFIED THEREIN.

ITEM 10. Amendments and Waiver. NO AMENDMENT TO THIS AGREEMENT SHALL BE EFFECTIVE UNLESS IT SHALL BE IN WRITING AND SIGNED BY EACH OF THE PARTIES HERETO. NO WAIVER OF ANY PROVISION OF THIS AGREEMENT SHALL BE EFFECTIVE UNLESS IN WRITING AND SIGNED BY THE PARTY BENEFITED BY SUCH PROVISION.

ITEM 11. Certain Tax Matters. IN ACCORDANCE WITH THE PARTIES' INTENTION THAT XL AND THE XL SUB SHALL BE TREATED AS THE BENEFICIAL OWNERS OF THE HELD INTERESTS AT ALL TIMES, INCLUDING WITHOUT LIMITATION FOR TAX PURPOSES, IN THE EVENT THAT RCH OR THE RCH SUB IS TREATED AS THE OWNER OF THE HELD INTERESTS OR ANY PART THEREOF FOR TAX PURPOSES AND THEREBY INCURS OR RECEIVES AN ITEM OF INCOME, GAIN, LOSS, DEDUCTION OR CREDIT, (I) XL SHALL, OR SHALL CAUSE THE XL SUB TO, PAY TO RCH OR THE RCH SUB AN AMOUNT EQUAL TO THE PRODUCT OF ANY SUCH ITEM OF INCOME OR GAIN AND THE HIGHEST COMBINED UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAX RATE APPLICABLE TO CORPORATIONS AND (II) RCH SHALL, OR SHALL CAUSE THE RCH SUB TO, PAY TO XL OR THE XL SUB AN AMOUNT EQUAL TO THE SUM OF (A) ANY SUCH ITEM OF CREDIT AND (B) THE PRODUCT OF ANY SUCH ITEM OF LOSS OR DEDUCTION AND THE HIGHEST COMBINED UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAX RATE APPLICABLE TO CORPORATIONS. NEITHER XL, THE XL SUB, RCH, NOR THE RCH SUB SHALL TAKE ANY TAX POSITION INCONSISTENT WITH THE OWNERSHIP OF THE HELD INTERESTS BY THE XL SUB, AND ANY BREACH OF THIS SENTENCE SHALL RESULT IN FORFEITURE OF ALL OF THE BREACHING PARTY'S RIGHTS TO PAYMENT UNDER THIS SECTION 11. THE PARTIES AGREE TO TREAT ANY PAYMENT UNDER THIS SECTION 11 AS AN ADJUSTMENT TO THE CONSIDERATION PAID FOR THE REPURCHASE FOR TAX PURPOSES.

ITEM 12. Notices. ALL NOTICES AND OTHER COMMUNICATIONS HEREUNDER SHALL BE MADE IN THE MANNER AND TO THE LOCATIONS SET FORTH IN SECTION 17 OF THE REPURCHASE AGREEMENT.

ITEM 13. Entire Agreement. THIS AGREEMENT, TOGETHER WITH THE REPURCHASE AGREEMENT, CONTAINS THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS RELATING THERETO.

ITEM 14. Specific Enforcement. RCH AND THE RCH SUB ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT XL AND THE XL SUB SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY.

ITEM 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF



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CONFLICTS OF LAW. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED TO
REQUIRE ANY PARTY HERETO OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES TO TAKE ANY ACTION IN VIOLATION OF APPLICABLE LAW.

ITEM 16. Severability. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR THE APPLICATION THEREOF BECOMES OR IS DECLARED BY A COURT OF COMPETENT JURISDICTION TO BE ILLEGAL, VOID OR UNENFORCEABLE, THE REMAINDER OF THIS AGREEMENT WILL CONTINUE IN FULL FORCE AND EFFECT AND THE APPLICATION OF SUCH PROVISION TO OTHER PERSONS OR CIRCUMSTANCES WILL BE INTERPRETED SO AS REASONABLY TO EFFECT THE INTENT OF THE PARTIES HERETO SO LONG AS THE ECONOMIC OR LEGAL SUBSTANCE OF THE TRANSACTIONS CONTEMPLATED HEREBY ARE NOT MATERIALLY ADVERSELY AFFECTED. THE PARTIES FURTHER AGREE TO NEGOTIATE IN GOOD FAITH TO REPLACE SUCH VOID OR UNENFORCEABLE PROVISION OF THIS AGREEMENT WITH A VALID AND ENFORCEABLE PROVISION THAT WILL ACHIEVE, TO THE EXTENT POSSIBLE, THE ECONOMIC, BUSINESS AND OTHER PURPOSES OF SUCH VOID OR UNENFORCEABLE PROVISION.

ITEM 17. Survival of Representations, Warranties, Agreements and Covenants. ALL AGREEMENTS AND COVENANTS CONTAINED HEREIN SHALL SURVIVE THE EXECUTION OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY.

ITEM 18. Counterparts. THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, EACH OF WHICH SHALL CONSTITUTE AN ORIGINAL HEREOF AND ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE INSTRUMENT.



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IN WITNESS WHEREOF, the parties hereto have caused this Voting and Disposition
Agreement to be duly executed on the date first above written.


                                    RISK CAPITAL HOLDINGS, INC.


                                    By: /s/ Mark D. Mosca
                                    Name:   Mark D. Mosca
                                    Title:  President and Chief Financial
                                            Officer


                                    RISK CAPITAL REINSURANCE COMPANY


                                    By:
                                    Name:
                                    Title:


                                    XL CAPITAL LTD


                                    By: /s/ Paul S. Giordano
                                    Name:   Paul S. Giordano
                                    Title:  Executive Vice President, General
                                            Counsel and Secretary


                                    GARRISON INVESTMENTS INC.


                                    By: /s/ Christopher V. Greetham
                                    Name:   Christopher V. Greetham
                                    Title:  Chief Investment Officer